                                                                   EXHIBIT 99



                                               March 7, 1996


                                               Robert M. Burton
                                               Director, Investor Relations
                                               (810) 643-1040

                                               Shawn M. Kahle
                                               Vice President, Corporate Affairs
                                               (810) 637-4201


FOR IMMEDIATE RELEASE

KMART CORPORATION ANNOUNCES 1995 YEAR-END, FOURTH QUARTER RESULTS

TROY, Mich., March 7, 1996--Kmart Corporation (NYSE:KM) today reported net income from continuing retail operations of $21 million, or $0.05 per share, for the fourth quarter of 1995. These results exclude a non-cash charge of $390 million, net of tax, or $0.85 per share, taken in the quarter for the adoption of Statement of Financial Accounting Standard No. 121 ("FAS 121"), reflecting management's assessment of the impairment of the Company's investment in Builders Square, and certain International operations. Including the FAS 121 charge, the net loss from continuing operations for the quarter was $369 million, or $0.80 per share. This compares to a net loss from continuing retail operations of $16 million, or $0.04 per share, for the fourth quarter of 1994.

In addition, during the fourth quarter of 1995, the Company recorded an extraordinary charge of $51 million, net of tax, or $0.11 per share, for a previously announced restructuring of its real estate and bank debt. After these charges and including income and gains from discontinued operations in the prior year, Kmart reported a net loss of $420 million, or $0.91 per share, for the fourth quarter of 1995, compared with net income of $145 million, or $0.31 per share, for the fourth quarter of 1994.

For the full year ended January 31, 1996, Kmart reported a net loss of $571 million, or $1.25 per share, compared to net income of $296 million, or $0.63 per share, in 1994. Before the FAS 121 charge, the net loss from continuing retail operations for 1995 was $100 million, or $0.23 per share.

KMART CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 1995 RESULTS 2-2-2


The following table recaps these key elements of net earnings for the fourth quarter and full year:

(Amounts in millions)                                       FY 1995          FY 1994          4Q 1995          4Q 1994
                                                            -------          -------          -------          -------
Net Income (Loss) from Continuing Retail Operations         ($100)            $104             $  21            ($16)
Asset Impairment Charges, net of income taxes               ($390)                             ($390)
"Put" Debt-related charge, net of income taxes              ($ 51)                             ($ 51)
Gain (Loss) from Discontinued Operations, net               ($ 30)            $192                              $161
                                                            -------           ----             -----            ----
Net Income (Loss) as Reported                               ($571)            $296             ($420)           $145

Commenting on 1995 results, Floyd Hall, Chairman, President and CEO said:
"Kmart's poor financial performance reflects a major financial and strategic restructuring of the Company. These results represent the bottoming out of Kmart's financial decline. In 1995, Kmart bit the bullet by closing underperforming stores, clearing out discontinued inventory, and divesting non-core assets.

"We resolved the puttable real estate debt and took the one-time writedown related to Builders Square and our international operations, and continued to make good progress in restructuring and strengthening our financial flexibility and stability.

"We will build on last year's cost-cutting efforts by reducing SG&A expense by an additional $400 million. In 1996, merchandising and operational initiatives already underway will result in improved assortments, better in-stock positions, cleaner and more orderly stores, and dramatic gains in customer service. We are confident that our 1995 actions, our new management team, and an intense customer focus will produce a return to profitability in 1996 and longer term."

FOURTH QUARTER 1995 RESULTS OF OPERATIONS

Total sales in the fourth quarter of 1995 were $10.531 billion, an increase of 6.6% from $9.876 billion for the fourth quarter of 1994. On a comparable store basis, excluding the fifty-third week in 1995, consolidated sales were up 4.7%. Sales in U.S. Kmart stores increased 5.9% on the same basis.

Gross margin for the fourth quarter of 1995 was 20.4% of sales versus 20.3% in the prior year. The fourth quarter gross margin was favorably impacted by the implementation of a previously-

KMART CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 1995 RESULTS 3-3-3

announced inventory accounting change made in the first quarter of 1995. Pretax LIFO credits of $43 million and $57 million were recorded during the fourth quarters of 1995 and 1994, respectively. Selling, general and administrative expenses, as a percentage of sales, for the fourth quarter were 20.2% in 1995 versus 20.8% in 1994.

FULL YEAR 1995 RESULTS OF OPERATIONS

Total sales during 1995 were $34.389 billion, an increase of 5.8% from $32.514 billion in the preceding year. On a comparable store basis, and excluding the fifty-third week in 1995, consolidated sales were up 4.3%. Sales in U.S. Kmart stores increased 5.6% on that same basis.

Gross margin for the year was 21.5% of sales versus 23.5% during 1994. Pretax LIFO credits of $36 million and $57 million were recorded during 1995 and 1994, respectively, reflecting lower inventory and inflation levels. Selling, general and administrative expenses, as a percentage of sales, were 22.0% during 1995 versus 22.7% during 1994.

Kmart Corporation serves America with 2,168 Kmart plus 167 Builders Square retail outlets and 147 stores internationally.

Kmart Corporation common stock is listed on the New York, Pacific, and Chicago Stock Exchanges.

KMART CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 1995 RESULTS 4-4-4



                               KMART CORPORATION
                    SALES AND OPERATING RESULTS BY BUSINESS
      14 WEEKS ENDED JANUARY 31, 1996 AND 13 WEEKS ENDED JANUARY 25, 1995

                                     SALES

                                                                                                   % Change
                                                                                               All       Comparable
              (Millions U.S. $)                                   1-31-96        1-25-95      Stores     Stores (b)

              General Merchandise-
                United States                                    $  9,467       $ 8,793         7.7         5.9
                International                                         434           404         7.2         3.7        (a)
              Total General Merchandise                             9,901         9,197         7.6         5.8

              Specialty Retail-
                Builders Square                                       630           679        (7.2)      (10.7)

              Total Kmart                                        $ 10,531       $ 9,876         6.6         4.7


(a) International comparable store sales change is calculated on sales in the applicable local currency.

(b) Comparable store sales are based on the 13 week period ended 1-24-96.


                               OPERATING RESULTS



(Millions U.S. $)                                                1-31-96        1-25-95            % Change
General Merchandise-
  United States                                               $   124             $   29               -
  International (a)                                                (7)                14            (150.0)
Total General Merchandise                                         117                 43             172.1

Specialty Retail-
  Builders Square (a)                                             (12)                (2)              -


Total Kmart (a)                                               $   105             $   41             156.1

(a) Excludes $532 million total charges for FAS 121 in the fourth quarter of 1995.

KMART CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 1995 RESULTS 5-5-5



                               KMART CORPORATION
                    SALES AND OPERATING RESULTS BY BUSINESS
      53 WEEKS ENDED JANUARY 31, 1996 AND 52 WEEKS ENDED JANUARY 25, 1995

                                     SALES

                                                                                                  % Change
                                                                                                All       Comparable
              (Millions U.S. $)                                    1-31-96      1-25-95        Stores       Stores (b)
              General Merchandise-
                United States                                    $  30,429     $ 28,386          7.2         5.6
                International                                        1,284        1,177          9.1         3.0           (a)
              Total General Merchandise                             31,713       29,563          7.3         5.5

              Specialty Retail-
                Builders Square                                      2,676        2,951         (9.3)       (8.7)

              Total Kmart                                        $  34,389     $ 32,514          5.8         4.3


(a) International comparable store sales change is calculated on sales in the applicable local currency.

(b) Comparable store sales are based on the 52 week period ended 1-24-96.


                               OPERATING RESULTS

              (Millions U.S. $)                                1-31-96       1-25-95           % Change
              General Merchandise-
                United States                                   $ 262          $  505            (48.1)
                International (a)                                 (17)             23           (173.9)
              Total General Merchandise                           245             528            (53.6)

              Specialty Retail-
                Builders Square (a)                               (17)             28           (160.7)

              Total Kmart (a)                                   $ 228          $  556            (59.0)

(a) Excludes $532 million total charges for FAS 121 in the fourth quarter of 1995.

KMART CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 1995 RESULTS 6-6-6



                               KMART CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                   14 Weeks       13 Weeks
                                                                                     Ended          Ended
              (Amounts in millions, except per share data)                          1-31-96         1-25-95
              Sales                                                                 $ 10,531      $  9,876
              Licensee fees and other income                                              78            91
                                                                                      10,609         9,967

              Cost of merchandise sold                                                 8,378         7,869
              Selling, general and administrative expenses                             2,126         2,057
              Asset impairment charges                                                   532             -

              Interest expense, net                                                      127           120

              Loss from continuing retail operations before income taxes
                and equity income                                                       (554)          (79)
              Equity in net income of unconsolidated companies                            15            20

              Income tax credit                                                         (170)          (43)

              Net loss from continuing retail operations before
                extraordinary item                                                      (369)          (16)

              Income from discontinued operations, net of income taxes                     1            44
              Gain on disposal of discontinued operations, net of income
                taxes                                                                     (1)          117
              Extraordinary debt restructuring charges, net of income taxes              (51)            -

              Net income (loss)                                                    ($    420)     $    145

              Earnings (loss) per common share:
               Continuing retail operations before asset impairment charges         $   0.05     ($   0.04)
               Asset impairment charges                                            ($   0.85)            -
                  Continuing retail operations                                     ($   0.80)    ($   0.04)
               Income from discontinued operations                                         -      $   0.09
               Gain on disposal of discontinued operations                                 -      $   0.26
               Extraordinary debt restructuring charges                            ($   0.11)            -
               Net income (loss)                                                   ($   0.91)     $   0.31

              Weighted average shares outstanding                                      461.6         457.9

* The consolidated statement of operations for the prior period has been restated for discontinued operations.

KMART CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 1995 RESULTS 7-7-7



                               KMART CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                  53 Weeks        52 Weeks
                                                                                    Ended           Ended
              (Amounts in millions, except per share data)                         1-31-96         1-25-95
              Sales                                                               $  34,389      $  32,514
              Licensee fees and other income                                            265            286
                                                                                     34,654         32,800

              Cost of merchandise sold                                               26,996         24,868
              Selling, general and administrative expenses                            7,554          7,376
              Asset impairment charges                                                  532              -
              Gain on pension curtailment                                              (124)             -

              Interest expense, net                                                     446            493

              Loss from continuing retail operations before income taxes
                and equity income                                                      (750)            63
              Equity in net income of unconsolidated companies                           38             52

              Income tax provision (credit)                                            (222)            11

              Net income (loss) from continuing retail operations before
                extraordinary item                                                     (490)           104

              Income from discontinued operations, net of income taxes                    -             75
              Gain (loss) on disposal of discontinued operations, net of
                income taxes                                                            (30)           117
              Extraordinary debt restructuring charges, net of income taxes             (51)             -

              Net income (loss)                                                       ($571)     $     296

              Earnings (loss) per common share:
               Continuing retail operations before asset impairment charges          ($0.23)     $    0.21
               Asset impairment charges                                              ($0.85)             -
                  Continuing retail operations                                       ($1.08)     $    0.21
               Income from discontinued operations                                        -      $    0.16
               Gain (loss) on disposal of discontinued operations                    ($0.06)     $    0.26
               Extraordinary debt restructuring charges                              ($0.11)             -
               Net income (loss)                                                     ($1.25)     $    0.63

              Weighted average shares outstanding                                     459.9          456.6

* The consolidated statement of operations for the prior period has been restated for discontinued operations.

KMART CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 1995 RESULTS 8-8-8



                               KMART CORPORATION
                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

                                                                                               53 Weeks     52 Weeks
                                                                                                 Ended        Ended
              (Amounts in millions)                                                            1-31-96       1-25-95
              Cash Provided by (Used for) Operations:
              Income (loss) from continuing retail operations                                    $ (490)     $   104
              Adjustments to reconcile net income to net cash
                provided by (used for) operations
                Extraordinary item                                                                  (51)           -
                Asset impairment charges                                                            532            -
                Depreciation and amortization                                                       729          680
                Cash used for store restructuring and other charges                                (231)        (133)
                Deferred income taxes                                                                (9)          40
                Decrease (increase) in inventories                                                  236         (628)
                Increase (decrease) in accounts payable                                            (645)         420
                Other, net                                                                         (301)         227
                  Net cash provided by (used for) continuing retail
                    operations                                                                     (230)         710

              Discontinued operations:
                Gain (loss) on disposal and income from discontinued
                  operations                                                                        (30)         192
                Cash used for discontinued operations                                               (22)        (362)
                Items not affecting cash, net                                                       178         (636)
                  Total from discontinued operations                                                126         (806)

              Net cash used for operations                                                         (104)         (96)

              Investing:
                Capital additions                                                                  (578)      (1,125)
                Proceeds from asset sales and subsidiary public
                  offerings                                                                       1,245        2,431
                Other, net                                                                         (346)        (229)
              Net cash provided by investing                                                        321        1,077

              Financing:
                Net proceeds from (repayments of ) long-term debt and
                  notes payable                                                                     963         (453)
                Dividends paid                                                                     (283)        (474)
                Reduction in capital lease obligations and other                                   (155)         (80)
              Net cash provided by (used for) financing                                             525       (1,007)

              Net increase (decrease) in cash                                                       742          (26)
              Cash at beginning of year                                                             353          379
              Cash at end of year                                                                $1,095      $   353


* The consolidated cash flow statement for the prior period has been restated for discontinued operations.

KMART CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 1995 RESULTS 9-9-9



                               KMART CORPORATION
                          CONSOLIDATED BALANCE SHEETS

              (Amounts in millions)                                                         1-31-96        1-25-95
              ASSETS
              Current Assets:
               Cash (including temporary investments of
                $637 and $32, respectively)                                                $ 1,095        $   353
               Merchandise inventories                                                       6,635          6,853
               Other current assets                                                          1,092          1,290
               Net current assets of discontinued operations                                     -            369
              Total current assets                                                           8,822          8,865

              Investments in affiliated retail companies                                        94            108
              Property and equipment - net                                                   5,301          6,011
              Other assets and deferred charges                                              1,180            913
              Net long-term assets of discontinued operations                                    -            745
                  TOTAL ASSETS                                                             $15,397        $16,642

              LIABILITIES AND SHAREHOLDERS' EQUITY
              Current Liabilities:
               Long-Term debt due within one year                                          $     7        $   235
               Notes payable                                                                     -            748
               Accounts payable - trade                                                      1,993          2,638
               Accrued payrolls and other liabilities                                        1,076          1,158
               Taxes other than income taxes                                                   188            268
               Income taxes                                                                      -            256
              Total current liabilities                                                      3,264          5,303

              Capital lease obligations                                                      1,629          1,777
              Long-term debt and notes payable                                               3,935          2,003
              Other long-term liabilities                                                    1,289          1,527

              Shareholders' Equity:
               Preferred stock, 10,000,000 shares authorized;
                Series C, 790,287 shares authorized; 658,315
                  shares issued at January 25, 1995                                              -            132
               Common stock, 1,500,000,000 shares authorized;
                shares issued 486,511,184, and 464,549,561,
                respectively                                                                   486            465
               Capital in excess of par value                                                1,624          1,505
               Retained earnings                                                             3,326          4,074
               Treasury shares and restricted stock                                            (92)           (86)
               Foreign currency translation adjustment                                         (64)           (58)
              Total shareholders' equity                                                     5,280          6,032
                 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                $15,397        $16,642

* The consolidated balance sheet for the prior period has been restated for discontinued operations.
NNNN